Exhibit 10.1

EXECUTION VERSION

FOURTH OMNIBUS AMENDMENT

This FOURTH OMNIBUS AMENDMENT, dated as of January 11, 2010 (this “Amendment”), is entered into among SIT FUNDING CORPORATION (the “Borrower”), SYNNEX CORPORATION (“Synnex”), SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), MANHATTAN ASSET FUNDING COMPANY LLC and YC SUSI TRUST (the “Conduits”), SMBC SECURITIES, INC. (“SMBCSI”) and BANK OF AMERICA, N.A. (“BANA”) (collectively, the “Parties”).

RECITALS

A. WHEREAS, the Borrower, the Conduits, SMBC, SMBCSI and BANA are, in various capacities, parties to that certain Third Amended and Restated Receivables Funding and Administration Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “FAA”);

B. WHEREAS, the Borrower and Synnex are parties to that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “SSA”); and

C. WHEREAS, the parties hereto desire to amend and modify certain terms of the FAA and the SSA as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Annex X to the FAA and the SSA (“Annex X”) shall have the same meanings herein as in Annex X.

2. Amendments to Annex X. The following definitions are hereby amended and restated in their entirety as follows:

“Accounting Based Consolidation Event” shall mean the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Lender that are the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of the Managing Agent or any Committed Lender in such Conduit Lender’s Lender Group or any of their affiliates as the result of the determination after the date hereof by such Managing Agent or Committed Lender that the occurrence of any change (whether before, on or after the date hereof) in accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other governmental body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate for such day, plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the applicable Managing Agent as its “prime rate”, and (c) the overnight LIBOR Rate quoted on such day plus 1.00%. The “prime rate” is a rate set by the applicable Managing Agent based upon various factors including such Managing Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by a Managing Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Class A Obligor”, “Class B Obligor”, “Class C Obligor” and “Class D Obligor”, respectively, shall mean, as of any date of determination, an Obligor having a short-term rating or unsecured long-term debt rating or both a short-term rating and an unsecured long-term rating from either of Moody’s or S&P in accordance with the definition of “Class of Obligor” as determined in the following manner:

Class of Obligor	Short-Term Rating	Long-Term Rating of Obligor
Class A Obligor	A-1/P-1	A/A2 or higher
Class B Obligor	A-2/P-2	A- or BBB+/A3 or Baa1 (but lower than A/A2)
Class C Obligor	A-3/P-3	BBB or BBB-/Baa2 or Baa3 (but lower than BBB+/Baa1)
Class D Obligor	Lower than A-3/P-3 or Not Rated	Lower than BBB-/Baa3 or Not Rated

“Dilution Reserve Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

DRR=[(2.25 x ADR) + (HDR- ADR) x (HDR÷ADR)] x DHF

where

DRR = the Dilution Reserve Ratio;

ADR = the average of the Dilution Ratios occurring during the twelve most recent calendar Settlement Periods preceding such date;

HDR= the highest Dilution Ratio occurring during the twelve most recent Settlement Periods preceding such date; and

DHF= the Dilution Horizon Factor.

“Final Advance Date” shall mean January 10, 2011, as such date may be extended with the consent of the Borrower, the Lenders and the Administrative Agent.

“Special Obligor” shall mean one or more Class A Obligors, Class B Obligors, Class C Obligors or Class D Obligors whose “Individual Obligor Percentage” of Eligible Receivables (as specified in the definition of “Concentration Percentage”) is adjusted as permitted under the Funding Agreement to a percentage greater than such “Individual Obligor Percentage” of Eligible Receivables, which adjustment has been approved in writing as a Special Obligor by notice substantially in the form of Annex Z to the Funding Agreement, following a request by Synnex to the Administrative Agent. Any Lender may revoke Special Obligor status at any time.

3. Amendments to the FAA. (A) Clause (t) of Section 8.01 is amended and restated in its entirety as follows:

“(t)(i) the Default Trigger Ratio shall exceed 2.75%; (ii) the Delinquency Trigger Ratio shall exceed 7.5%; and (iii) the Dilution Trigger Ratio shall exceed 4.5%; or (iv) the Receivables Collection Turnover Trigger shall exceed 45 days; or”; and

(B) Clause (a) of Annex 5.02(a) is amended by adding the phrase “(or, if such day is not a Business Day, the immediately succeeding Business Day)” immediately following the word “twelfth”.

4. Amendments to the SSA. Clause (k) of Section 4.03 is amended and restated in its entirety as follows:

“(k) Mergers, Acquisitions, Sales, etc. Other than as permitted pursuant to the Credit Agreement or the Funding Agreement, neither the Parent nor any of its domestic Subsidiaries shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person; provided that, for the avoidance of doubt, nothing contained herein is intended to restrict the ability of the Parent or any of its Subsidiaries to create or acquire a Subsidiary so long as such action is permitted under the Credit Agreement or the Funding Agreement, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary. In connection with any merger or consolidation that is permitted pursuant to Section 6.1 of the Credit Agreement, each Originator will (i) provide written notice thereof to Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that Buyer or the Administrative Agent deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of Buyer’s ownership interest in the Transferred Receivables.”

5. Representations of Synnex and the Borrower. Each of Synnex and the Borrower represents and warrants for itself as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment that has not already been obtained.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to it.

(e) Immediately after giving effect to this Amendment, (i) the representations and warranties of the Transaction Parties set forth in the SSA and the representations and warranties of the Borrower set forth in the FAA shall be true and correct and (ii) no Termination Event or Incipient Termination Event shall have occurred and be continuing.

6. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the FAA, the SSA and Annex X shall remain in full force and effect. After this Amendment becomes effective, all references in the FAA and the SSA to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the FAA or the SSA, as applicable, shall be deemed to be references to the FAA and the SSA as amended by this Amendment, and all references in the FAA and the SSA to “Annex X” shall be deemed to be references to Annex X as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the FAA, the SSA or Annex X other than as set forth herein.

7. Effectiveness. This Amendment shall become effective as of the date hereof upon (i) receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto and (ii) receipt by each Managing Agent of such fees as may be reasonably requested in connection with the transactions contemplated by this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the FAA, the SSA, Annex X or any provision hereof or thereof.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIT FUNDING CORPORATION

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	General Counsel and Corporate Secretary

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	General Counsel and Corporate Secretary

BANK OF AMERICA, N.A.

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

YC SUSI TRUST

By:	Bank of America, National Association as Administrative Trustee

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

SMBC SECURITIES, INC.

By:	/s/ Nicholas Sgammato
Name:	Nicholas Sgammato
Title:	Attorney-in-fact

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Keisuke Yoshida
Name:	Keisuke Yoshida
Title:	Senior Vice President

MANHATTAN ASSET FUNDING COMPANY LLC

By:	MAF Receivables Corp., Its Member

By:	/s/ Philip A. Martone
Name:	Philip A. Martone
Title:	Vice President